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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Scientific Measurement Systems, Inc. 1990 Long-Term Incentive Plan of our report dated September 15, 1995, with respect to the consolidated financial statements of Scientific Measurement Systems, Inc. included in the Form 10-KSB for the year ended July 31, 1995, as previously filed with the Securities and Exchange Commission.


BDO Seidman, LLP

Austin, Texas
May 8, 1996